Exhibit 99.1

Five Below Adds New Board Member

Mimi E. Vaughn joins Five Below Board of Directors

PHILADELPHIA, September 19, 2023 -- Five Below, Inc. (Nasdaq: FIVE), the trend-right, extreme-value brand for tweens, teens and beyond, announced that Mimi E. Vaughn has been appointed an independent member of its Board of Directors, effective today.

“Mimi is an accomplished retail executive and we are thrilled to welcome her to our Board of Directors,” said Tom Vellios, Non-Executive Chair of the Board of Five Below. “Her extensive experience as a leader in specialty retail further strengthens our Board and will be an asset to Five Below as we continue our rapid growth.”

Joel Anderson, Five Below’s CEO and President said, “Mimi is a dynamic leader who has firsthand experience leading a multi-brand specialty retailer with a significant focus on the teen customer. Having held a variety of leadership roles across strategy, finance and operations, Mimi has played an enormous part in the growth and success of Genesco and its brands over her 20 year tenure. We look forward to benefiting from her experience and insights as she joins our Board.”

Ms. Vaughn brings more than 20 years of leadership experience in specialty retail. She is currently President, Chief Executive Officer and Chair of the Board of Genesco Inc. (NYSE: GCO), the parent company of teen retail leader Journeys. Ms. Vaughn joined Genesco in September 2003 as vice president of strategy and business development. She was named senior vice president, strategy and business development in October 2006, senior vice president of strategy and shared services, including information technology and human resources, in April 2009 and senior vice president – finance and chief financial officer in February 2015. In May 2019, Ms. Vaughn was named senior vice president and chief operating officer and continued to serve as senior vice president-finance and chief financial officer until her successor was appointed in June 2019. In October 2019, Ms. Vaughn was appointed to become president and chief executive officer of the Company on February 2, 2020 and was appointed as a director effective October 30, 2019. Prior to joining the Company, Ms. Vaughn was executive vice president of business development and marketing, and acting chief financial officer from 2000 to 2001, for Link2Gov Corporation in Nashville. From 1993 to 1999, she was a consultant at McKinsey & Company in Atlanta.

“Five Below is one of the fastest growing specialty retailers in the world, delivering a very unique, extreme value and fun shopping experience to tweens, teens and beyond,” said Ms. Vaughn. “I look forward to leveraging my diverse background leading a teen focused brand and supporting Joel and the talented management team at Five Below as they continue their amazing growth.”

About Five Below:

Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by tweens, teens and beyond. We believe life is better when customers are free to “let go & have fun” in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5 in our incredible Five Beyond offering, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,400 stores in 43 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, X and Facebook @FiveBelow.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company’s strategy and expansion plans, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company’s merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers’ payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:

Five Below, Inc.

Christiane Pelz

215-207-2658

christiane.pelz@fivebelow.com